UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 26, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2013, Supertel Limited Partnership, a limited partnership 99% owned by Supertel Hospitality, Inc. (the “Company”), entered into a purchase and sale agreement (the “Agreement”) with Westmont USA Development, Inc. (the “Purchaser”) to sell all seven of the partnership’s Savannah Suites hotels (the “Savannah Suites Hotels”) for a purchase price of $22,500,000 in cash.  Purchaser deposited $250,000 in escrow as an earnest money deposit against the purchase price.

During a contingency period which ends on December 10, 2013, the Purchaser may conduct its inspections and investigations of the Savannah Suites Hotels.  The Purchaser may, for no reason or for any reason, terminate the Agreement during this contingency period and receive the return of its escrowed funds.

The Company expects to complete the sale of the Savannah Suites Hotels prior to the end of 2013.  The sale is subject to the completion of the contingency period without the termination of the Agreement by the Purchaser and the satisfaction of customary closing conditions.  Accordingly, the Company can give no assurance that it will consummate the sale of the Savannah Suites Hotels within the time frame described in this Form 8-K, if at all.

The description of the Agreement is qualified in its entirety to the copy of the Agreement filed hereto as Exhibit 10.1 and incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

As previously reported on Form 8-Ks filed May 7, 2013, May 17, 2013, and August 9, 2013, Supertel Limited Partnership entered into:

•
four hotel purchase agreements on May 2, 2013 to purchase four hotels, one each from Tyvola Hospitality, Inc., a North Carolina corporation, Columbia Hotel, Inc., a South Carolina corporation, Atlantic Beach Hospitality, Inc., a North Carolina corporation, and Krishna Hotel, Inc., a Virginia corporation;

•	a purchase agreement on May 15, 2013 with CHSP Hotel Investors, LLC to purchase two hotels; and

•
a purchase agreement on August 5, 2013 with CHM Clermont Hotel Partners, LLC to purchase a hotel located in Clermont, Florida and a purchase agreement on August 5, 2013 with CH Orlando Hotel Partners, LLC to purchase a hotel located in Orlando, Florida.

On September 26, 2013, the Company announced that it was withdrawing its proposed public offering of common stock, the proceeds of which would have been used to consummate the acquisition of these hotels.  By letter dated September 26, 2013, the Company notified the sellers of the hotels that it was terminating the purchase agreements pursuant to the terms of the agreements.  The Company received the return of $850,000 of escrowed funds in connection with the purchase terminations.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Purchase and Sale Agreement dated September 26, 2013 between Supertel Limited Partnership and Westmont USA Development, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: October 1, 2013	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Purchase and Sale Agreement dated September 26, 2013 between Supertel Limited Partnership and Westmont USA Development, Inc.